UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.

On November 12, 2013, Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) and Braeburn Pharmaceuticals Sprl (“Braeburn”) entered into a Stock Purchase Agreement (the “SPA”) and a third amendment (the “Amendment”) to the License Agreement dated December 14, 2012, as amended (the “License Agreement”) to provide for a $5,000,000 equity investment by Braeburn in the Company and the modification of certain terms of the License Agreement, including the amount and timing of the approval and sales milestone payments thereunder.

Pursuant to the SPA, Titan will issue 6,250,000 shares of its common stock to Braeburn for an aggregate purchase price of $5,000,000, or $.80 per share, the closing price on November 11, 2013.

The Amendment provides for a reduction in the milestone payable to Titan upon approval of the Probuphine New Drug Application by the United States Food and Drug Administration from $45 million to $15 million and an increase in the total amount of potential sales milestones payable under the License Agreement from $130 million to $165 million. Furthermore, the sales level threshold for achievement of the highest royalty tier has been lowered. Braeburn has agreed to assume responsibility for all third party expenses relating to the current Probuphine regulatory approval process. The Amendment also contains a provision entitling Titan to receive a low single digit royalty on sales by Braeburn, if any, of other mid and long-term continuous delivery treatments for opioid dependence. Titan has the additional right to elect to receive a low single digit royalty on sales by Braeburn, if any, of other products in the addiction market in exchange for a similar reduction in the Company’s royalties on Probuphine.

Copies of the SPA and the Amendment are attached hereto as Exhibit 10.1 Exhibit 10.2, respectively, and the description thereof contained in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibit. A copy of the press release issued by the Company with respect to the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference,

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company entered into an SPA for the sale of 6,250,000 shares of its common stock to Braeburn for an aggregate purchase price of $5,000,000. The shares are being issued in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated November 12, 2013 Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl
10.2	Amendment dated November 12, 2013 to License Agreement dated December 14, 2012 between Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl *
99.1	Press Release, dated November 13, 2013.

* Confidential treatment has been requested with respect to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2013	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement dated November 12, 2013 Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl
10.2	Amendment dated November 12, 2013 to License Agreement dated December 14, 2012 between Titan Pharmaceuticals, Inc. and Braeburn Pharmaceuticals Sprl *
99.1	Press Release, dated November 13, 2013.

* Confidential treatment has been requested with respect to portions of this exhibit.